                                                                   EXHIBIT 10.22


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                           ASSET PURCHASE AGREEMENT


                                By and Between



                     TEXTILE TECHNOLOGIES INDUSTRIES, INC.

                                      and

                             LYDALL NEW YORK, INC.



                         Dated as of December 20, 1996

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

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     This Agreement (the "Agreement") made and entered into this 20 day of December, 1996 by and between Lydall New York, Inc., a New York corporation having a principal office in Green Island, New York ("Lydall") and Textile Technologies Industries, Inc., a Delaware corporation having a principal office in Hatboro, Pennsylvania, ("TTII").

                             W I T N E S S E T H :

     WHEREAS, TTII is the owner and operator of two manufacturing facilities which fabricate and manufacture advanced composite woven fabrics at leased facilities located at: (i) 2800 Turnpike Drive, Hatboro, PA 19040 and (ii) 300 Penns Street, Pennsburg, PA 18073 ( "TTII"); and

     WHEREAS, TTII will consolidate all of the assets located at the two leased facilities at its Hatboro location and at another location specified by Lydall promptly after the execution of this Agreement, at the shared expense of TTII and Lydall; and

     WHEREAS, TTII desires to sell and transfer to Lydall, and Lydall desires to purchase and assume from TTII, certain assets, certain liabilities and the business as a going concern of TTII, upon the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises hereinafter set forth, the parties agree as follows:

     1. PURCHASE AND SALE OF ASSETS. At the "Closing" of the transactions contemplated (the "Closing") on the "Closing Date" (as these terms are defined in Article 5), and upon the basis of the representations, warranties, covenants and agreements in this Agreement, TTII shall sell, transfer, assign, convey and deliver to Lydall, and Lydall shall purchase on the terms and conditions set forth in this Agreement, all of TTII's right, title and interest in and to the Assets. The "Assets" shall mean all real, personal and mixed properties, which are owned by TTII on the Closing Date and used exclusively in the business of TTII except as set forth in Article 2 below, including, without limitation:

     1.01      Lease of Real Property.  All of TTII's right, title and
               -----------------------
interest in and to the lease dated June 28, 1991, as modified, of the land and buildings, improvements and fixtures located at 2800 Turnpike Drive, Hatboro, PA 19040 in which facility TTII conducts its business (the "Lease"). The Lease, pursuant to an assumption of Lease dated March 22, 1993, is between TTII as tenant and 2800 Associates, a Pennsylvania Limited partnership as landlord. (The real property, improvements and fixtures which are the subject of the Lease are referred to as the "Real Property");

     1.02      Equipment and Personalty.  All the fixtures, machinery,
               ------------------------
equipment, motor vehicles, spare parts, furniture, appliances, supplies, computer hardware, software and other items of tangible personal property owned by TTII or used in the operation of TTII on the Closing Date (the"Equipment and Personalty")including without limitation all items set forth in a list and description of such Equipment and Personalty, attached as Schedule 1.02;

     1.03      Contract Rights and Leases.  All rights, benefits and obligations
               --------------------------
of TTII under the contracts, purchase orders, agreements and leases in the ordinary course (other than the Lease) in effect on the Closing Date entered into by, or for the benefit of, TTII relating to the operation of TTII; including without limitation those listed on Schedule 1.03 attached;

     1.04      Prepaid Expenses and Deferred Costs.  Except as provided by
               ------------------------------------
Sections 2.04 and 2.05, all rights to prepaid expenses and deferred costs of TTII relating exclusively to the business of TTII and existing on the Closing Date, including without limitation all items set forth on a list and description of such prepaid expenses and deferred costs, as of the date specified being attached as Schedule 1.04 (collectively, the "Prepaid Expenses");

     1.05      Inventory.  All of the usable raw materials, salable work in
               ---------
process, finished goods, spare parts and supplies inventory used by TTII in connection with the operation of the business of TTII on the Closing Date (the "Inventory"); including without limitation all items set forth on a list of such inventory, with its pricing, as of the date specified, being attached as
Schedule 1.05, except such inventory as shall have

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been sold in the ordinary cause of TTII's business in the period from the date of such list until the Closing Date;

     1.06      Accounts Receivable.   All of the accounts receivable of TTII
               -------------------
attributable to the operation of its business as of the Closing Date including the amount set forth in the Interim Statements (as defined in Section 8.06) as "Due From Affiliate," to the extent that there is such an amount, which on
September 30, 1996 was $ 0 and which on December 31, 1995      was $313,002
(collectively the "Accounts Receivable"). TTII shall furnish within 10 days prior to the Closing Date a list of the Accounts Receivable anticipated as of the Closing Date, which list is attached hereto as Schedule 1.06.

     1.07      Records.  All books, accounts, documents and records (whether in
               --------
printed or electronic form) of TTII relating exclusively to the operation of the business of TTII whether located at the TTII facility or at facilities owned by TTII's affiliate, Mutual Industries, Inc.;

     1.08      Goodwill.  The goodwill of the business of TTII, including its
               --------
going concern value;

     1.09      Intangible Property.   All inventions, patents, formulae, know-
               --------------------
how, patent applications, copyrights, trade secrets, trademarks, tradenames drawings, designs, formulae, blue prints, computer programs, software and manufacturing records owned by TTII, relating to products presently produced or in development or used in the business of TTII;

     1.10      Customer and Supplier List. A complete and accurate list of the
               --------------------------
customers and suppliers of TTII, which shall include all accounts shipped to in 1993, 1994 and 1995 by dollar amount, plus all new customers added in 1996; a copy of which is attached as Schedule 1.10;

     1.11      TTII Names. Any right of TTII to use the names "Textile
               ----------
Technologies Industries, Inc." or "TTII" and any derivation and all related names, marks, logos and abbreviations; and

     1.12      Order Backlog. All orders for products of TTII pending on the
               -------------
date of the Close, including, but not limited to, those listed in Schedule 1.12.

     2. ASSETS TO BE RETAINED BY TTII. Notwithstanding the foregoing, the Assets to be sold, transferred, assigned or conveyed to Lydall shall not include the following:

     2.01      Cash. All of TTII's cash on hand and all cash contained in any
               ----
account of TTII;

     2.02      Certain Records. TTII's check registers and canceled checks, and
               ---------------
such business records as relate to the assets and obligations of TTII retained by TTII, provided, however, that TTII shall preserve and maintain such check registers, canceled checks, and business records for a period of seven (7) years, or until all open tax years are closed, from and after the Closing Date and permit Lydall reasonable access to the same and not destroy or discard the same without Lydall's consent;

     2.03      Insurance Policies. All insurance policies of TTII and rights in
               ------------------
connection with such policies including, without limitation, any prepaid premiums;

     2.04      Employee Pension and Benefit Plans. Assets associated with any
               ----------------------------------
employee benefit plans of TTII, including but not limited to, welfare plans and all contracts and insurance policies entered into or issued pursuant to any such plan;

     2.05      Tax Credits and Refunds. Local, state and federal income and
               -----------------------
franchise tax credits, refunds and prepayments arising with respect to the property, business or income of TTII prior to the Closing, whether or not in being or known at the Closing Date; and

     2.06      Corporate Records. TTII's corporate minute book, stock record
               -----------------
books and corporate seal.

     2.07      Miscellaneous Assets. Those assets that are listed on Schedule
               --------------------
2.07 attached hereto.

     3.        LIMITED ASSUMPTION OF LIABILITIES BY LYDALL.
               -------------------------------------------

     3.01      Obligations Under Contracts and Leases.  As partial consideration
               ---------------------------------------
for the sale of the Assets, Lydall will assume responsibility for and perform or satisfy when due all liabilities, commitments and obligations of TTII , from the closing and after under those contracts, purchase orders, agreements and other leases referred to in Section 1.03 from the

Closing and after and listed on Schedule 1.03; and excluding the Lease defined in Section 1.01.

     3.02      Accrued Vacation.  Lydall shall recognize and provide credit for
               ----------------
all accrued vacation as of the Closing Date of such employees of TTII only at such amounts as are set forth in Schedule 3.02 (the "Employees"). At the Closing, TTII will pay to Lydall the amount of the obligation or effect a reduction in Purchase Price in such amount;

     3.03      Trade Payables.  Lydall shall assume responsibility for the
               ---------------
specific trade payables and accrued expenses set forth in Schedule 3.03 (the "Trade Payables");

     3.04      Product Warranty and Return Obligations.   (a) Lydall shall
               ----------------------------------------
assume and be responsible for all liabilities and obligations relating to or arising out of any replacements under any product warranty relating to, or the return of, or any allowance given with respect to, any product of TTII manufactured by Lydall and sold, distributed or otherwise disposed of by Lydall after the Closing, except those described in paragraph 3.04(b)(ii).

      (b) TTII shall continue to be responsible for all liabilities and obligations relating to or arising out of any replacements under any product warranty relating to, or the return of, or any allowance given with respect to, any product of TTII (i) sold, distributed or otherwise disposed of by TTII at any time prior to the Closing Date, including claims made after the Closing Date, and (ii) in finished goods inventory on hand at the Closing Date and sold, distributed or otherwise disposed of by Lydall;

     3.05      Personal Property Taxes.    TTII will prepay to Lydall any unpaid
               ------------------------
property taxes that accrue prior to the Closing Date;

     3.06      Post-Closing Responsibilities.  Lydall shall be solely
               ------------------------------
responsible for any and all liabilities and obligations directly or indirectly arising out of or relating to the conduct of the business of TTII by Lydall on and after the Closing and relating to periods from and after the Closing or Lydall's ownership, possession, occupancy, use, sale or operation of any of the Assets or Real Property on and after the Closing and relating to periods on and after the Closing;

     TTII shall be solely responsible for any and all liabilities and obligations other than those liabilities specifically assumed in sections 3.01, 3.02, 3.03, 3.04 and 3.05 above directly or indirectly arising out of or relating to the conduct of the business of TTII by TTII before the Closing and relating to periods before the Closing or TTII's ownership, possession, occupancy, use, sale or operation of any of the Assets or Real Property before the Closing and relating to periods before the Closing;

     3.07      Liabilities Not Assumed.  All liabilities other than those listed
               ------------------------
in sections 3.01 through 3.06 are expressly not assumed by Lydall. TTII agrees that it will remain responsible for all liabilities not assumed; and

     3.08      No Expansion of Third Party Rights.  The assumption provided for
               -----------------------------------
in Sections 3.01 through 3.06 above shall in no way expand the rights or remedies of any third party against Lydall, TTII or TTII as compared to the rights and remedies which such third party would have had against TTII had Lydall not assumed such liabilities.

     4.        COVENANTS NOT TO COMPETE.

     4.01      Covenants Not to Compete of TTII and Its Principal Officers.  A
               ------------------------------------------------------------
condition of Closing is that TTII, Mutual Industries North, Inc. and each of Edmund M. Dunn, Andrew D. Dunn, John Burns, Marshall Sbar and Keith Eurle shall have executed and delivered Covenants Not to Compete running to the benefit of Lydall and its parent, Lydall, Inc., a Delaware corporation having its principal offices at One Colonial Road, Manchester, Connecticut 06040, in the form annexed as Exhibit A-1 through A-7 respectively.

     4.02      Covenants Not to Compete of Lydall New York, Inc. and Lydall,
               -------------------------------------------------
Inc.   A condition of Closing is that Lydall and its parent Lydall, Inc. shall have executed and delivered a Covenant Not to Compete running to the benefit of Mutual Industries, Inc. in the form annexed as Exhibit A-8.

     5.        CLOSING; PURCHASE PRICE AND PAYMENT.

     5.01      Closing Date, Place and Time.  The transactions contemplated
               -----------------------------
shall take place at 10:00 a.m. on December 20, 1996 at the law offices of Blank, Rome, Comisky and McCauley, Four

Penn Center Plaza, Philadelphia, PA 19103-2599, or at such other time, date and place as are mutually determined by the parties. "Closing" shall mean the meeting between the parties and their representatives at which title to the Assets is transferred from TTII to Lydall and the transactions contemplated by the Agreement are consummated, and "Closing Date" shall mean the date on which the Closing takes place. The transactions contemplated by the Agreement shall be deemed effective as of 11:59 p.m. on the Closing Date;

     5.02      Purchase Price and Method of Payment.  The purchase price for the
               -------------------------------------
Assets and the Covenants Not to Compete referred to in Article 4, net of the specific liabilities assumed, (the "Purchase Price") shall be $11,750,000 which will be payable as follows: (a) $2,000,000 by wire transfer of funds to TTII's bank account in partial consideration for those assets that do not qualify for installment sales reporting under section 453 of the Internal Revenue Code, (b) a Promissory Note in the amount of $8,000,000 payable January 2, 1997, together with a stand-by letter of credit for such note, in the forms attached as Exhibit B-1 and b-2 and (c) an Indemnification Note in the amount of $1,750,000 which will be payable as set forth is Section 13.01 below in the form attached as Exhibit C The Purchase Price shall be subject to adjustment as set forth in
Section 5.05;

     5.03      Allocation of Purchase Price.   Lydall will allocate $500,000 to
               -----------------------------
the Equipment and Personalty. With respect to the balance of the purchase price, after the Closing Lydall

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

and TTII shall attempt in good faith to agree on an allocation of the Purchase Price (including liabilities, assumed by Lydall pursuant to Section 3) among the Assets.. The parties shall cause appropriate filings reflecting the allocation to be made with the Federal and State taxing authorities as shall be required by law. In the event that Lydall and TTII do not agree on such allocation (other than the allocation to the Covenant not to compete of TTII), each may allocate the Purchase Price in its own discretion and file its tax return accordingly. and

     5.04      Risk of Loss.  All risk of loss with respect to the Assets shall
               ------------
remain with TTII until the Closing and shall pass to Lydall when the transactions contemplated are deemed effective as defined in 5.01 above.

     5.05      Net Working Capital Purchase Price Adjustment.
               ----------------------------------------------
(a) Within 30 days after the Closing Date, TTII shall prepare and deliver to Lydall a statement (the "Closing Date Statement") setting forth TTII's Net Working Capital (as defined in Section 5.05(d)(iii)) as of the Closing Date ("Closing Date Net Working Capital"). The Closing Date Statement shall also set forth a calculation of the amount by which Closing Date Net Working Capital exceeds or is less than $1,599,657 ("Working Capital Adjustment"). Within 15 days after receipt of the Closing Date Statement, Lydall shall complete its examination of the Closing Date Statement and shall deliver to TTII either a written acknowledgment of Lydall accepting the Closing Date Statement and the Working Capital Adjustment or a written report ("Adjustment

Report") setting forth in detail any proposed adjustments to the Closing Date Statement and the Working Capital Adjustment and the reasons and supporting data therefor. In the event that Lydall fails to deliver such acknowledgment or Adjustment Report within such fifteen (15) day period, the Closing Date Statement (and each of the Closing Date Net Working Capital and the Working Capital Adjustment set forth thereon) delivered by TTII to Lydall shall be deemed to be correct and to have been finally determined under Section 5.05 (c) below;

     (b) If Lydall shall deliver an Adjustment Report to TTII within the period set forth in Section 5.05(a), Lydall and TTII shall attempt to resolve any differences and agree upon the Working Capital Adjustment. In the event that TTII and Lydall fail to agree on any or all of Lydall's proposed adjustments to the Closing Date Statement contained in the Adjustment Report within 15 days after TTII receives the Adjustment Report, then BDO Seidman ("Seidman") shall, or if Seidman shall be unavailable, the parties shall select an independent certified public accounting firm of national reputation (who shall not be a firm previously or currently retained by Lydall or TTII) which is mutually agreeable to the parties (Seidman, or such other firm, the "(Independent Auditors") to, resolve any dispute. The Independent Auditors, acting as independent auditors and not for the benefit of Lydall or TTII, shall make the final determination with respect to the correctness of the adjustments in Closing Date Net Working Capital proposed by Lydall in the Adjustment

Report in light of the terms and provisions of this Agreement. The decision of the Independent Auditors shall be in writing and state the basis for the finding and shall be final and binding on Lydall and TTII. The costs and expenses of the Independent Auditors for their services rendered pursuant hereto shall be borne equally by Lydall and TTII.

     (c) The term "Final Closing Date Statement" shall mean the Closing Date Statement delivered pursuant to Section 5.05(a), as adjusted, if at all, pursuant to Section 5.05(a) or 5.05(b) and the "Settlement Date" shall mean the date on which the Final Closing Date Statement is agreed to by the parties or finally determined by the Independent Auditors, as the case may be. Until the Settlement Date, Lydall agrees to provide TTII, its representatives and advisors, and the Independent Auditors with access, during Lydall's normal business hours and upon reasonable advance notice, to the books and records of TTII for the purpose of preparing the Closing Date Statement and reviewing any proposed adjustments set forth in the Adjustment Report.

     (d)(i) In the event that the Closing Date Net Working Capital set forth in the Final Closing Date Statement exceeds $1,599,657, Lydall agrees to pay to TTII within 5 days of the Settlement Date an amount equal to the excess of the Closing Date Net Working Capital set forth in the Final Closing Date Statement over $1,599,657 by wire transfer of immediately available funds to TTII's bank account;

     (ii) In the event that the Closing Date Net Working Capital set forth in the Final Closing Date Statement is less than $1,599,657, the parties agree that the amount of the difference shall be paid to Lydall within 5 days of the Settlement Date;

     (iii) For purposes of this Section 5.05, the term "Net Working Capital" shall mean an amount equal to the difference between (x) the aggregate amount of TTII's Accounts Receivable, less any applicable allowance for doubtful accounts and other reserves, Inventory and Prepaid Expenses as of the Closing Date, and
(y) the amount of TTII's Trade Payables being assumed pursuant to Section 3.03 as of the Closing Date, all determined consistently with the way such amounts were determined for purposes of the 1995 Year End Statements (as defined in Section 8.06).

     6.        EMPLOYEES; EMPLOYEE PENSION AND WELFARE PLANS

     6.01      Employment; Medical Benefits. With respect to any employee who
               -----------------------------
becomes employed by Lydall, Lydall shall provide substantially the same benefits as are presently provided by TTII;

     6.02      Employee Pension Plans and Benefits.  Lydall shall not assume any
               ------------------------------------
obligation for and shall have no liability to provide to any employee or former employee of TTII pension benefits earned or accrued prior to the Closing, if any, under any pension plan or any other employee benefit plan maintained by TTII with respect to service with TTII or any other entity prior to the Closing. All such obligations and liabilities, if any, shall remain the sole and exclusive responsibility of TTII;

     6.03      Other Employee Pension Plans and Benefits.  Lydall shall not
               ------------------------------------------
assume any obligation and shall have no liability whatsoever to TTII or any employee or former employee thereof or any other person or entity with respect to the funding, payment or provision of pension or profit-sharing or 401(k) benefits earned or accrued prior to the Closing, if any, under any pension, profit-sharing or 401(k) plans sponsored by TTII, whether or not any employees become employees of Lydall. TTII shall retain all such obligations, if any, and shall remain solely and exclusively liable for all benefits earned or accrued prior to the Closing, if any, under any such plans; and

     6.04      Employee Welfare Plans, Worker's Compensation.  Lydall shall have
               ---------------------------------------------
no liability whatsoever to employees or former employees of TTII with respect to incurred worker's compensation claims or to benefits provided, earned or accrued under any welfare benefit plan sponsored by TTII prior to the Closing. Lydall shall not assume any obligation and shall have no liability whatsoever with respect to any welfare benefit claims, including without limitation medical, dental, life, or disability claims incurred by an employee or his family prior to the Closing or workers compensation claims incurred prior to the Closing. A medical or dental claim shall be deemed to be incurred when the services relating to that event that is the subject of the claim were performed. A life or disability claim is deemed to have been incurred on the date of death or disability. A worker's compensation claim is deemed to have been incurred on the date of accident.

     7.        INSTRUMENTS OF CONVEYANCE AND ASSUMPTION.

     7.01      Conveyance Documents.  At the Closing, TTII shall deliver to
               ---------------------
Lydall such bills of sale, endorsements and assignments in the form of Exhibits D-1 through D-3 attached hereto, and such other instruments of sale, conveyance, transfer and assignment as may be reasonably requested by Lydall, in order to convey to Lydall good title to the Assets, free and clear of all claims, charges, equities, liens (including tax liens other than liens for taxes and assessments not yet due and payable), security interests and encumbrances except as described in Section 8.02 and except for minor imperfections of title and liens, security interests, and encumbrances which, individually and in the aggregate, do not materially detract from the value of or impair the use of the Assets as currently utilized. TTII shall pay the costs for preparing the instruments of conveyance. Lydall shall pay the costs for recording same. Any sales, use, excise, transfer or other similar taxes, if any, imposed with respect to the transfer of the Assets shall be the sole responsibility of TTII. TTII has provided to Lydall a draft resale exemption certificate for the purchased inventory; and

     7.02      Assumption Documents.  At the Closing, Lydall shall execute and
               ---------------------
deliver to TTII an Assumption Agreement in the form attached as Exhibit D-4 and such other instruments or agreements of assumption as may be reasonably requested by TTII, in order to further evidence the assumption by Lydall of the liabilities specified in Article 3. Lydall shall pay the costs for preparing the instruments or agreements of assumption.

     8         REPRESENTATIONS AND WARRANTIES OF TTII.  TTII represents,
warrants and agrees that:

     8.01      Organization and Good Standing of TTII.  TTII is a corporation
               ---------------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own and operate the Assets and to conduct the business of TTII as now being conducted and is duly qualified to do business in Pennsylvania and all other jurisdictions where the nature of the properties owned or leased by it or the business conducted by it require that it be so qualified;

     8.02      Title to and Condition of the Assets.  TTII has good title to the
               -------------------------------------
Assets, free and clear of any claims, charges, equities, liens (including tax liens), security interests and encumbrances except for (a) liens for taxes and assessments not yet due and payable, (b) liens listed on Schedule 8.02, and (c) minor imperfections of title and liens, security interests and encumbrances which, individually and in the aggregate, do not materially detract from the value of or impair the use of the Assets as currently utilized (collectively, "Permitted Liens"). TTII has full right, power, capacity and authority to sell, transfer, assign, convey and deliver good title to the Assets to Lydall as provided in this Agreement, and delivery on the Closing

Date will convey to Lydall good title to the Assets, free and clear of any claims, charges, equities, liens (including tax liens), security interests and encumbrances, except for Permitted Liens;

     8.03      Contracts of TTII.   Schedule 1.03 includes a correct and
               -----------------
complete list of all written or oral contracts agreements or arrangements to which TTII is a party relating to the operation of TTII, including any agreements with TTII's shareholders, directors or officers. TTII has no contracts in excess of $1,000 other than those listed on Schedule 1.03. TTII has provided Lydall with true and correct copies of all such written contracts, including the Lease and a true and complete summary of all oral contracts;

     8.04      TTII's Authority and No Conflict.  TTII has the full corporate
               --------------------------------
right, power and authority, to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by TTII. Except as set forth on Schedule 8.04, the execution of this Agreement and the consummation of the transactions contemplated will not result in any conflict with, breach, violation or termination of, or default under any charter, by-law, law, statute, rule, regulation, judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which TTII is a party or by which it is bound and TTII has obtained all necessary material consents or approvals of governmental bodies, lenders, lessors or other third parties. All corporate action and other authorizations prerequisite to the execution of this Agreement by TTII and the consummation by TTII of the transactions contemplated by this Agreement have been taken or obtained by TTII. The Agreement is a valid and binding agreement of TTII, enforceable against TTII in accordance with its terms;

     8.05      Brokers.  Except for Palisade Capital Securities, LLC, whose fee
               --------
shall be paid by TTII, there has been no broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement or the consummation of any transactions contemplated;

     8.06      Financial Statements.  Attached as Schedule 8.06 are the
               ---------------------
unaudited financial statements of TTII for the nine month period ended September 30, 1996 ("Interim Statements") and the audited financial statements for the full fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 ("Year-End Statements"). The Year-End Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated and fairly present in all material respects the financial position of TTII at and as of December 31, 1993, December 31, 1994 and December 31, 1995 respectively, and the results of operations for the fiscal year then ended. Except as set forth in the Notes to the Interim Statements, the Interim Statements have been prepared in accordance with GAAP, do not reflect any material accounting principle changes from prior periods and fairly present in all material respects the financial position of TTII at and as of September 30, 1996 and the results of operations for the nine months then ended. The information set forth in Schedule 1.10 is true and correct in all material respects; and;

     8.07      Taxes.  TTII has filed, or caused to be filed, with the
               -----
appropriate Federal, state and local governmental agencies all tax returns required to be filed on or before the Closing Date, and has paid, or caused to be paid all taxes, excise taxes, assessments, charges, penalties and interest shown to be due and payable or claimed to be due and payable thereon prior to Closing. TTII has paid, or caused to be paid, all applicable corporate franchise taxes, unemployment taxes, payroll taxes, social security taxes, occupation taxes, ad valorem taxes, property taxes, excise taxes and imposts, sales and use taxes, and all other taxes of every kind, character or description which arise out of the conduct of the business of TTII or relate to the Assets and which are required to be paid on or prior to the Closing Date, and has received no notices and is not otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes. TTII shall continue to be responsible for all such taxes, until those tax years through the Closing Date are closed and no longer subject to audit;

     8.08      Litigation or Claims.  There is no litigation, proceeding,
               --------------------
arbitration, alternate dispute matter assessment, governmental investigation or other claim pending, or so far as known to TTII, threatened, against or relating to TTII or TTII with respect to the transaction contemplated by this Agreement or otherwise involving TTII except as set forth on Schedule 8.08;

     8.09      Compliance with Law.   TTII has complied with all applicable
               --------------------
material statutes and regulations of all governmental authorities having jurisdiction over TTII or any of the Assets. There is no outstanding order, investigation, inquiry, writ, injunction or decree of any court or arbitrator, government or governmental agency against, or affecting the business of TTII or any of the Assets;

     8.10      Absence of Certain Changes or Events
               -------------------------------------
     (a) Since December 31, 1995 except as disclosed to Lydall in Schedule 8.10 or in the Interim Statements TTII has not:

          (i) incurred any obligation or liability (fixed or contingent), except (a) trade or business obligations incurred in the ordinary course of business, which are not in excess of $25,000 individually, and except (b) obligations under contracts, agreements, leases and documents listed in Schedule 1.03;

          (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability (fixed or contingent), except current liabilities included on the December 31, 1995 Balance Sheet or on the Interim Balance Sheet, current liabilities incurred since the date of the December 31, 1995 Balance Sheet in the ordinary course of business, and obligations and liabilities under contracts, leases or documents referred to in Schedule 1.03 or Section 1.01.

          (iii) mortgaged, pledged or subjected to lien, charge, security interest or to any other encumbrance any of its assets or properties;

          (iv) sold, transferred, leased or otherwise disposed of any of its assets or properties, or entered into any option, contract or other commitment to sell, transfer, lease or otherwise dispose of any of its assets or properties, except for inventory sold for fair consideration in the ordinary course of business;

          (v) canceled or compromised any debt or claim except for adjustments made with respect to contracts for the purchase of supplies or for the sale of products in the ordinary course of business, which individually are not material;

          (vi)   waived or released any rights of any material value;

          (vii) transferred or granted any rights of TTII under any concessions, leases, licenses, agreements, patents, inventions, trademarks, trade names, copyrights, or with respect to know-how;

          (viii) made or granted any general wage or salary increase or entered into any employment contract with any officer or employee or increased any wage or salary more than 5% since November 15, 1995;

          (ix) entered into any transaction other than in the ordinary course of business;

          (x) suffered any operating loss or casualty loss or damage, whether or not such loss or damage shall have been insured against;

          (xi) suffered any material adverse change in its financial condition, properties or business; and

          (xii) made or entered into any contract or commitment to make any capital expenditures in excess of $10,000 in the aggregate.

     8.11.     Environmental Matters.
               ----------------------

     (a)  The following definitions shall apply for purposes of this Section:

          (i)  "Environmental Laws" means any and all Federal, state, local or
               --------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, guidelines, policies or requirements of any governmental authorities regulating or imposing standards of liability or standards of conduct (including common laws) concerning air, water, solid waste, Hazardous Materials, worker and community right-to-know, hazard communication, noise, resource protection, subdivision, wetlands and watercourses, health protection and similar environmental, health, safety, building, and land use concerns as may at any time be in effect.

          2.   "Environmental Condition" means circumstances with
               -------------------------
respect to soil, surface waters, groundwaters, stream sediments, air and similar environmental media both on and off the Real Property and any other real property which TTII owns, leases or operates or has ever in the past owned, leased or operated (together "TTII Property") resulting from any activity or inactivity, including but not limited to, storage, treatment, transporation, disposal, or operations occurring on or off such real property, that could require investigatory, corrective and/or remedial measures and/or that may result in claims, demands and/or liabilities by TTII or third parties including, but not limited to, governmental entities.

          3.        "Hazardous Materials" means any petroleum, petroleum
                    ---------------------
products, fuel oil, derivatives of petroleum products or fuel oil, explosives, reactive materials, ignitable materials, corrosive materials, hazardous chemicals, hazardous wastes, hazardous substances, extremely hazardous substances, toxic substances, toxic chemicals, radioactive materials, medical waste, biomedical waste, infectious materials and any other element, compound mixture, solution or substance which may pose a present or potential hazard to human health or safety or to the environment.

          4.        "Release" means releasing, spilling, leaking, pumping,
                    ---------
pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, or as otherwise defined under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation Liability Act ("CERCLA") or other Environmental Laws. This term shall be interpreted to include the past, present and future tense, as appropriate.

     (b)  Except as set forth in Schedule 8.11,

          (i) At no time have the Assets or TTII Property been used for the generation, storage, transportation or disposal of Hazardous Materials or as a landfill or other waste disposal site. There are not now underground storage tanks on TTII Property.

          (ii) TTII and TTII Property are in material compliance with all Environmental Laws. No event has occurred which, with the passage of time or the giving of notice or both, would constitute non-compliance with Environmental Laws.

          (iii) There are no agreements, consent orders, decrees, judgments, licenses or permit conditions, or other directives, issued by a governmental department or agency which require any change in the present condition of the Assets or TTII Property.

          (iv) There are no actions, suits, claims or proceedings, pending or threatened, arising out of the condition of the Assets or TTII Property or relating to a violation or non-compliance with any Environmental Law or with respect to the generation, storage, disposal, discharge or release of Hazardous Materials off-site or at or from the Assets or TTII Property or relating to health or safety practices at TTII.

          (v) TTII has not received any notice from its insurance carrier or mortgagee as to recommendations made regarding Hazardous Materials or safety issues at the Assets or TTII Property, and TTII has not been denied insurance coverage (nor has any insurance coverage been canceled) by reason of Hazardous Materials at the Assets or TTII Property or for any other reason.

          (vi) Neither the Assets nor TTII Property are a designated landmark or in a designated Historic District, and TTII has not received any notice that either the Assets or TTII Property are being considered for landmark designation or are to be included within any contemplated Historic District.

          (vii) All material zoning, use, building, housing, safety, fire and health approvals, and all material permits and licenses necessary to operate, occupy and use the Assets and TTII Property as intended by Lydall have been issued and are in full force and effect, and TTII is in full compliance therewith. TTII has not taken any action or made any improvements which would require amending, modifying or supplementing the foregoing.

          (viii) There has been no Release of any Hazardous Materials on, upon or into the Assets or TTII Property and there has been no such release on, upon or into any real property adjoining or in the vicinity of the Assets or TTII Property which through air, soil or groundwater migration could have come from sources located upon the Assets or TTII Property.

          (ix) TTII has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes or any other Environmental Law, and all permits, licenses and authorizations are valid and in full force and effect. TTII is in full compliance with all terms and conditions of such required permits, licenses and authorizations, and is also in full compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any regulation, code, plan, order decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

          (x) TTII is not aware of, nor has TTII received notice of, any past, present or future events, conditions, Environmental Conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material in connection with the operation of TTII;

     8.12      No Change in Business Relationships.  Since December 31, 1995,
               ------------------------------------
there has not been any interruption in the business relationship of TTII with any supplier, customer or other party with which TTII has or has had any substantial business agreement or arrangement. Except as may be caused by general economic conditions, TTII has no knowledge that any such party contemplates termination of such party's business relationship with TTII or any reduction in the volume of business carried on with TTII during the preceding two years, except as set forth on Schedule 8.12;

     8.13      Employment Agreements.  (a) TTII has no:
               ----------------------
               (i) collective bargaining agreement in effect with respect to the employees of TTII, nor

               (ii) employment agreement with any of the employees of TTII;

     (b) With respect to employees of TTII:

               (i) TTII is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination, occupational safety and health, and unfair labor practices;

          (ii) there is no unfair labor practice complaint against TTII pending or, to the best of TTII's knowledge, threatened before the National Labor Relations Board or any comparable state, local or foreign agency;

          (iii) there is no labor strike, dispute, slowdown or stoppage pending or, to the best of TTII's knowledge, threatened against or directly affecting TTII.
          (iv) no union representation question exists and, to the best of TTII's knowledge, no union organization effort is underway, respecting the employees of TTII.

          (v) TTII has not experienced any material work stoppage in the last eighteen (18) months;

          (vi) TTII is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the Closing Date or amounts required to be reimbursed to such employees;

          (vii) to the best of TTII's knowledge, upon termination of the employment of any of the employees of TTII by TTII, TTII will not be liable to any of its employees for severance pay;

          (viii) The employment of each of TTII's employees is terminable at will without cost to TTII except for payments required under the Plans, welfare plans and Employee Plans and payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by TTII prior to TTII hiring a person not previously employed by TTII.

          (xi) Schedule 8.13 contains a true and complete list of all employees who are employed by TTII as of November 30, 1996, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans, welfare plans and Employee Plans), dates of employment and positions. TTII does not owe any past or present employees any sum other than for accrued wages or salaries for the current payroll period, and amounts payable under the Plans, welfare plans or Employee Plans.

     8.14      Patents, Trademarks, Trade Names and Copyrights. The business of
               -----------------------------------------------
TTII as presently conducted does not infringe, interfere or contravene any presently outstanding patents, patent licenses, trademarks, service marks, trade names, brand names, applications or license rights or other proprietary rights held by others; and TTII is not in violation of any such rights with respect to any past events. All patents, patent licenses, trademarks, service marks, trade names, brand names, and other proprietary rights owned by TTII or used by TTII in the operation of its business are listed in Schedule 8.14;

     8.15      Processes and Know-how.   TTII possesses without restriction all
               -----------------------
of the processes, know-how, technology, designs, patterns, blueprints, franchises, licenses and applications, and rights in respect thereof, necessary for the continued conduct of the business of TTII as presently conducted, without the need for patents or licenses other than as disclosed in Schedule 8.14 or listed under
Schedule 1.03;

     8.16      Utilities.     There is available to the real property which TTII
               ----------
presently leases, and such property is adequately serviced by, such public utilities as are required to conduct the business of TTII as it presently is being conducted, including, but not limited to, water, sewer, heat and electricity; and all payments, assessments, deposits and other charges related to such utilities and other existing on-site improvements have been paid in full to the extent that they are due;

     8.17      Licenses and Permits.  Schedule 8.17 contains a complete and
               --------------------
accurate list of all material permits, licenses, approvals, authorizations and consents of any federal, state or municipal governmental agency or authority held by TTII which are required for the conduct of the business of TTII as it is now being conducted ("Licenses and Permits"); all such Licenses and Permits are in full force and effect; and there is no claim, action, investigation or proceeding pending or threatened, which would materially affect any of the foregoing; TTII has no knowledge of any condition presently existing which affects the validity of any of the Licenses and Permits. TTII shall transfer to Lydall such Licenses and Permits as are transferable without the consent of a third party. If any Licenses and Permits are not transferable to the Lydall, TTII will cooperate with and assist Lydall in applying for any such Licenses and Permits as are not transferable, or obtaining such consents;

     8.18      Absence of Undisclosed Liabilities - The Interim Statements have
               ----------------------------------
made, and the balance sheet contained in the Interim Statements ("the Interim Balance Sheet") makes, full and adequate provision for all obligations and liabilities of TTII as of the date of the Interim Balance Sheet to the extent
required by GAAP.   As of that date, TTII had no obligations or liabilities of any kind whatsoever (whether known or unknown, fixed or contingent) except (i) to the extent reflected or reserved against on the Interim Balance Sheet or (ii) incurred since the date of the Interim Balance Sheet in the ordinary course of business, none of which are material, or (iii) disclosed in Schedule 8.18;

     8.19      Inventory - The inventories of TTII as reflected on the Interim
               ---------
Statements consist, and the Inventory on hand on the Closing Date consist, of items of a quality and quantity usable and salable in the ordinary course of its business, except for obsolete items and items of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided. All such Inventory is of good and merchantable quality, except for obsolete, defective or damaged items, if any. Any obsolete, defective or damaged items have been written down to realizable market value. Except as set forth on Schedule 8.19, an item of Inventory shall be considered obsolete if such item is not expected to be consumed in the manufacturing process or is not expected to be sold within a nine month period following its date of acquisition or manufacture. "Realizable market value" for items which are obsolete, defective or damaged shall mean the value ascertained by valuing the item, if it is finished, at net selling price (gross selling price less all discounts) less any related sale or delivery expense, or if it constitutes work in process, at net selling price (gross selling price less all discounts) less cost to complete and any related sales or delivery expense, or if it constitutes manufacturing supplies, at market value or if it constitutes raw material, at the lesser of cost or market value;

     8.20      Accounts and Notes Receivable - The accounts receivable and notes
               -----------------------------
receivable of TTII as reflected on the Interim Statements, and the accounts receivable and notes receivable of TTII on the Closing Date, will be collectible in the ordinary course of business at the aggregate face amounts thereof. In the event that all of the accounts receivable and notes receivable of TTII on the Closing Date are not paid in full prior to the one hundred and twentieth (120th) day after the Closing Date, TTII shall repurchase, free and clear of any encumbrance, all said unpaid accounts and notes (and any unpaid portion of either) from Lydall for its or their then unpaid balance in accordance with Section 12.02. The accounts receivable and notes receivable shall be valid and enforceable, uncontested claims for goods delivered or services performed, with no offsets, defenses, counterclaims or disputes as to the amount owing, except as specifically noted in Schedule 8.20;

     8.21      Solvency. TTII is not insolvent as of the Closing Date and shall
               --------
not be rendered insolvent as a result of the transactions contemplated by this Agreement. The transactions contemplated hereby will not cause TTII to fail to pay its debts as they become due, and will not cause the remaining assets of TTII to be unreasonably small in relation to its business. For purposes of this Agreement, the term "insolvent" shall have the same meaning such term has under the Uniform Fraudulent Transfer Act, as adopted and in effect on the Closing Date;

     8.22      Subsidiaries.  TTII has no subsidiaries and does not own,
               -------------
directly or indirectly, any capital stock or other equity securities of any corporation or other entity, or have any direct or indirect equity interest in any business;

     8.23      ERISA and COBRA Compliance.  (a) Except for the plans disclosed
               ---------------------------
on Schedule 8.23 (the "Plans"), TTII neither maintains nor contributes to any employee pension benefit or welfare plans, as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), or any other severance, bonus, stock option, stock appreciation, stock purchase, retirement, insurance, pension, profit-sharing or deferred compensation plan, agreement or arrangement for the benefit of TTII's employees (collectively, the "Employee Plans"), nor has TTII nor any of its officers or directors taken any action directly or indirectly to obligate TTII to institute any such Employee Plan. TTII has complied with all terms and conditions of, and has no liabilities or obligations with respect to, the Plans. As of the date of this Agreement, all benefits relating to periods of service under the Plans are fully funded to the extent required by law. To the best of TTII's knowledge, all Plans have been maintained in full compliance with all laws, regulations and orders, including without limitation, ERISA, of all governmental authorities.

     (b) TTII, and any entity that is a member of a group described in Section 414(b),(c),(m), or (o) of the Code, which group includes TTII, maintain only the group health plans listed in Schedule 8.23, covering employees of TTII. Except as disclosed in Schedule 8.23 each such group health plan has been administered in accordance with published requirements from and after the respective publication dates of such requirements (and in good faith with requirements with respect to issues and for periods prior to the dates on which published guidance was available) relating to continuation coverage for people who would otherwise lose coverage as a result of certain events set forth in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), as amended by the Tax Reform Act of 1986 and the Technical and Miscellaneous Revenue Act of 1988, and proposed regulations thereunder;

     8.24      Product Liability.  TTII has not made any oral or written
               -----------------
warranties with respect to the quality or absence of defects of its products or services which it has sold or performed which are in force as of the date hereof except as are described in Schedule 8.24. There are no material claims pending or, to the best of TTII's knowledge, anticipated or threatened against TTII with respect to the quality of or absence of defects in such products or services. Schedule 8.24 sets forth a summary, which is accurate in all material respects, of all returns of defective products during the period beginning December 31, 1994 and ending on the date hereof, and all credits and allowances for defective products given to customers during said period, and said summary in each case accurately describes the defect which resulted in the return, allowance or credit. TTII has no knowledge or reason to believe that the percentage of products sold and services performed by TTII for which warranties are presently in effect and for which warranty adjustments can be expected during unexpired warranty periods which extend beyond the Closing Date will be higher than the percentage of such products and services which TTII has sold and performed for which warranty adjustments have been required in the past. TTII has not paid direct, incidental, or consequential damages to any person in connection with any of such products or services at any time during its existence;

     8.25      Corrupt Practices.   Neither TTII nor, to the best of TTII's
               -----------------
knowledge, any of its former or current officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to TTII or its business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of TTII, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business. Without limiting the generality of the foregoing, TTII has not directly or indirectly made or agreed to make (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales;

     8.26      Adequate Assets.     The Assets conveyed to Lydall on the Closing
               ----------------
Date will be adequate to enable Lydall to continue to conduct the business of TTII as it is presently being conducted; and

     8.27      Condition of Equipment and Real Estate.  Subject to Schedule
               ---------------------------------------
8.27, The Equipment and Real Estate are in good operating condition and repair (ordinary wear and tear excepted). Subject to Schedule 8.27, The Equipment, Real Estate and the buildings and other facilities located on the Real Estate are free of any latent structural or engineering defects known to TTII or any patent structural or engineering defects. TTII does not use in the conduct of its business any property, assets, or rights, real or personal, tangible or intangible, which are not either (i) owned by it and reflected in the 12/31/95 Year End Statements, (ii) leased by it under the Lease, or (iii) which it otherwise has the right to use under contracts, licenses or agreements disclosed to Lydall pursuant to Schedules to this Agreement.

     9. REPRESENTATIONS AND WARRANTIES OF LYDALL. Lydall represents, warrants and covenants that:

     9.01      Organization and Good Standing.  Lydall is a corporation duly
               -------------------------------
organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own and operate the Assets and to carry on the business of TTII as now being conducted;

     9.02      Authority of Lydall.  Lydall has the full corporate right, power
               --------------------
and authority, to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by Lydall and the execution of this Agreement and the consummation of the transactions contemplated will not result in any conflict, breach, violation or termination of or default under any charter, by-law, law, statute, rule, regulation, judgment, order, decree, mortgage, agreement, deed of trust, indenture or other instrument to which Lydall is a party or by which it is bound and Lydall has obtained all necessary material consents, approvals of governmental bodies, lenders, lessors, or other third parties. All corporate action and other authorizations prerequisite to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been taken or obtained by Lydall. This Agreement is a valid and binding agreement of Lydall, enforceable against Lydall in accordance with its terms; and

     9.03      Brokers. Except for that noted in Section 8.05, there has been no
               --------
broker or finder involved in any manner in the negotiations leading up to the execution of this Agreement, or the consummation of any transactions contemplated as a result of any agreements or understandings made by Lydall; and

     9.04      Financing.  Lydall has funds available (including those to be
               ----------
provided to it pursuant to binding financing commitments) which are sufficient to pay the Purchase Price and to pay all other amounts owing by it in connection with the transaction contemplated by this Agreement. Lydall has furnished reasonable substantiation of the foregoing to TTII and will, from time to time prior to the Closing at the reasonable request of TTII, provide to TTII additional substantiation of the status thereof.

     10. LYDALL'S CONDITIONS PRECEDENT TO CLOSING. Lydall's agreement to purchase and pay for the Assets is subject to delivery at the Closing of the deeds, bills of sale, endorsements, assignments, and other instruments of sale, conveyance, transfer and assignment as contemplated by Section 7 and to the occurrence of each of the following conditions (any of which may be waived by Lydall):

     10.01     Representations and Warranties.  Each of the representations and
               -------------------------------
warranties set forth in Article 8 and in the

Schedules delivered pursuant thereto shall be true and correct in all material respects on the Closing Date, and TTII shall execute and deliver to Lydall a certificate signed by authorized officers of TTII dated the Closing Date to such effect;

     10.02     Intentionally Omitted.

     10.03     Execution of Covenants Not to Compete. TTII, Mutual Industries
               --------------------------------------
North, Inc., Messrs. Andrew D. Dunn, Edmund M. Dunn, John Burns, Marshall Sbar and Keith Eurle shall have executed and delivered the Covenants Not to Compete referred to in Section 4.01, in the form of Exhibit A1 to A7 attached;

     10.04     Opinion of Counsel.  On the Closing Date, Lydall shall have
               -------------------
received from Blank, Rome, Comisky & McCauley, Counsel of TTII, an opinion, dated the Closing Date, substantially in the form of Exhibit E attached and certified resolutions of TTII's board of directors and shareholders;

     10.05     Hart-Scott-Rodino Filings.  In the reasonable opinion of Lydall,
               -------------------------
all necessary requirements of the provisions of the Hart-Scott-Rodino Act (15 U.S.C. (S)18A) and the regulations thereunder have been complied with, and any "waiting periods" applicable to this transaction which are imposed by statute or regulations shall have expired prior to the Closing Date or shall have been terminated by the appropriate agency;

     11.       TTII'S CONDITIONS PRECEDENT TO CLOSING.

TTII's agreement to sell and deliver the Assets is subject to payment at the Closing of the amount specified in Sections 5.02, the delivery at the Closing of the instruments and agreements of assumption as contemplated and to the occurrence of each of the following conditions (any of which may be waived by TTII):

     11.01     Representations and Warranties.  Each of the representations and
               -------------------------------
warranties set forth in Article 9 shall be true and correct in all material respects on the Closing Date, and Lydall shall execute and deliver to TTII a certificate signed by authorized officers of Lydall dated the Closing Date to such effect; and

     11.02     Intentionally Omitted.

     11.03     Covenant Not to Compete of Lydall and Lydall, Inc. Lydall and its
               -----------------------------------------------------------------
parent Lydall, Inc. shall have executed and delivered the Covenant Not to
-------------------------------------------------------------------------
Compete referred to in Section 4.02, in the form of Exhibit A-8 attached.
-------------------------------------------------------------------------

     11.04     Opinion of Counsel.  On the Closing Date, TTII shall have
               -------------------
received from Murtha, Cullina, Richter and Pinney, Counsel of Lydall, an opinion, dated the Closing Date, substantially in the form of Exhibit F attached; and

     11.05     Employment Agreement of Andrew D. Dunn.  On the Closing Date,
               ---------------------------------------
TTII shall have received from Lydall, the Employment Agreement of Andrew D. Dunn, substantially in the form of Exhibit G attached.

     12.       POST-CLOSING COVENANTS

     12.01     Transition Period.  During the transition of ownership from TTII
               ------------------
to Lydall beginning on the Closing Date and continuing for a reasonable period thereafter, not to exceed one year, TTII will:

               (a) to the extent not included in the Assets, make available to Lydall all information or records needed for the manufacture of the Products and the operation of TTII including access to all software or other computer systems used by TTII or any entity under TTII's control in relation to TTII's operation of TTII; and

               (b) make available to Lydall its representatives for conferences, assistance and meetings at reasonable times during normal business hours, as Lydall shall reasonably request;

               (c) If Lydall requests information, records or assistance and TTII elects to hire a third party (such as an outside information systems contractor) to provide such information, records or assistance, then TTII shall pay all expenses of such third party. If Lydall elects to hire a third party (such as an outside information systems contractor) to assist Lydall, then Lydall shall pay all expenses of such third party.

     12.02     Collection of Receivables.  If any Account Receivable listed on
               --------------------------
Schedule 1.06 shall be or become overdue and owing for a period in excess of one hundred twenty (120) days after date of invoice, at Lydall's request, TTII shall repurchase said Account Receivable from Lydall for its then unpaid balance, provided that TTII's obligation to repurchase Accounts Receivable shall be subject to the following:

               (a) Lydall shall promptly and diligently attempt to collect all of the Accounts Receivable before the end of 120-day collection period above referred to, but Lydall shall not be required to institute legal proceedings for this purpose;

               (b) any amounts received by Lydall with respect to an Account Receivable from an account debtor shall first be applied against the Accounts Receivable of such account debtor in order of the age of the Accounts Receivable - i.e., oldest Account Receivable shall be paid first, unless the account debtor specifies a dispute as to the older Account Receivable in which case it shall be applied to the next oldest Account Receivable of such account debtor;

               (c) Lydall agrees to permit TTII, including its attorneys, accountants, agents and designees, such access to the records of Lydall relating to the Accounts Receivable, and Lydall's collection thereof during normal business hours as TTII may deem necessary or desirable;

               (d) if: (i) any products with respect to which there is an Account Receivable are returned by a customer (other than for repair or replacement) before Lydall receives payment from TTII under this section 12.02, and (ii) such products are reasonably marketable by Lydall, then the amount of the Accounts Receivable related to such products that Lydall may require TTII to repurchase shall be reduced by an amount equal to the standard cost under TTII'S system that was incurred by TTII in producing such returned products, less any cost of rework incurred by Lydall and a reasonable restocking charge. If such reasonable marketable products are returned after Lydall instituted its rights to require TTII to repurchase, Lydall shall reverse or eliminate such repurchase to the extent of an amount equal to the standard cost incurred by TTII in producing such goods less any cost of rework incurred by Lydall and a reasonable restocking charge. The return of any products which are not reasonably marketable by Lydall shall not result in a reduction of the amount of TTII's obligation under this Section 12.02.

                    (e) Lydall shall transfer to TTII all rights to the Accounts Receivable with respect to which

               Lydall has exercised its repurchase rights under this Section
               12.02 as well as those Accounts Receivable which come within the limitation set forth in Section 15.01. TTII may use all commercially reasonable means of collecting the unpaid Accounts Receivable, including, but not limited to, the institution of legal action against the account debtor. TTII, in collecting the unpaid Accounts Receivable will make best efforts to maintain Lydall's relationship with the account.

               (f) Notwithstanding anything to the contrary contained herein, if a specific reserve is established for a particular Account Receivable pursuant to Section 5.05 for purposes of computing "Net Working Capital," or if a specific reserve exists on TTII's books for such Account Receivable as listed in Schedule 1.06, the unpaid balance for such Account Receivable shall be deemed to be equal to the gross unpaid balance thereof less the specific reserve. Notwithstanding anything to the contrary contained herein, if (a) general or specific reserves are established for Accounts Receivable listed on Schedule 1.06 pursuant to Section
               5.05 for purposes of computing "Net Working Capital," or if general or specific reserves exist on TTII's books for such Accounts Receivable listed on Schedule 1.06, and (b) Lydall's total collections of all Accounts Receivable equal or exceed the total amount of all Accounts Receivable less the total general and specific reserves listed on Schedule 1.06, TTII shall not have any obligation to repurchase any particular Account Receivable listed on Schedule
               1.06 which is uncollected for a period in excess of one hundred and twenty (120) days; in such event, any excess of such total collections by Lydall over and above the total amount of all Accounts Receivable less the total general and specific reserves, shall be promptly paid to TTII.

     12.03     Preservation of Records.  Lydall covenants that for a period of
               ------------------------
seven years from and after the Closing Date, or until all open tax years of TTII are closed, it shall preserve and maintain the records referred to in Section 1.07, shall permit TTII and/or Edmund Dunn or Andrew Dunn reasonable access to such records, and shall not discard or destroy such records without written consent;

     12.04     Confidentiality.  TTII and Lydall shall execute a Confidentiality
               ---------------
Agreement in the form of Exhibit H, attached;

     12.05     Further Assurances.  Each party shall, at the request of the
               -------------------
other, execute and deliver to such other party all such further assignments, assumptions, endorsements and other documents and take such other actions as such other party may reasonably request in order to effect the transactions contemplated; and

     12.06     Product Warranty Costs.  Upon TTII's request, Lydall shall
               -----------------------
perform, in a workmanlike manner, any product warranty repair or replacement obligation of TTII (not assumed by Lydall pursuant to Section 3.04) with respect to products of TTII sold by TTII prior to the Closing and any finished or work-in-process inventory acquired from TTII. TTII shall reimburse Lydall for its actual costs for salaries, wages, employee benefits and actual out-of-pocket costs to perform such warranty services on TTII's behalf.

     13.       INDEMNIFICATION BY TTII.

     13.01     Indemnification Note.  In accordance with paragraph 5.02 above,
               --------------------
$1,750,000 of the Purchase Price will be in the form of an Indemnification Note. Subject to Lydall's right of offset for TTII's obligations under Section 13, the Indemnification Note will be paid as follows: (i) on April 30, 1997, the amount of $500,000, (ii) on December 31, 1997, the amount of $500,000, and (iii) on June 30, 1998, the balance of the Indemnification Note including interest earned;, and

     13.02     Indemnification Obligation.  Subject to the conditions and
               ---------------------------
limitations set forth in this Agreement, TTII shall defend, indemnify and hold Lydall harmless from and against any and all claims, actions, suits, demands, assessments, judgments, damages, liabilities, damages losses, costs or expenses (including, without limitation, fines, penalties, punitive damages and attorneys' fees) (collectively, "Damages") actually incurred or suffered by Lydall resulting from or arising out of (a) any inaccuracy or falsehood in any representation or any breach of warranty or nonfulfillment of any covenant by TTII that is contained in this Agreement or any certificate, document or instrument delivered to Lydall in connection with this Agreement, (b) any breach or failure to perform any covenant or other agreement of TTII that is contained in this Agreement, (c) any failure by TTII to comply with any applicable bulk sales laws or to discharge any claims asserted against Lydall under such laws,
(d) any debt, liability or obligation of TTII not expressly assumed by Lydall pursuant to this Agreement, (e) any claim for a finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the request of TTII with respect to this Agreement, and (f) any claim based on any action, transaction, condition or event occurring or existing in connection with the TTII business or any of the Assets prior to the Closing Date. "Claim" as used herein shall include without limitation any action by a governmental authority to require the taking of an action or performance of an act and any claim for environmental damage, product liability or workers compensation.

     14. INDEMNIFICATION BY LYDALL. Subject to the conditions and limitations set forth in this Agreement, Lydall shall defend, indemnify and hold TTII harmless from and against any and all Damages actually incurred or suffered by TTII resulting from or arising out of (a) any inaccuracy or falsehood in any representation or any breach of warranty or nonfulfillment of any covenant by Lydall that is contained in this Agreement or any certificate, document or instrument delivered to TTII in connection with this Agreement, (b) any breach or failure to perform any covenant or other agreement of Lydall that is contained in this Agreement, (c) any of the debts, liabilities and obligations of TTII specifically assumed by Lydall pursuant to this Agreement, and (d) any claim based on any action, transaction, condition or event occurring or existing in connection with the TTII business or any of the Assets after the Closing Date. "Claim" as used herein shall include without limitation any action by a governmental authority to require the taking of an action or performance of an act and any claim for environmental damage, product liability or workers compensation.

     15. LIMITATIONS ON INDEMNIFICATION. The obligation of the indemnifying party to indemnify the indemnified party set forth in Sections 13 and 14 above shall be subject to the following limitations:

     15.01     Limitation on Amount.  The indemnifying party shall be obligated
               ---------------------
to indemnify the indemnified party only to the extent that the amount which the indemnified party shall be entitled to receive as indemnification shall exceed $62,500 in the aggregate, and then only to the extent of the excess over the $62,500;

     15.02     Survival of Representations and Warranties. Regardless of any
               -------------------------------------------
investigation made by any party, each of the covenants, agreements, obligations, representations and warranties listed on Schedule 15.02 will survive the Closing and remain in full force and effect until the dates specified on Schedule 15.02, at which respective times such specified representations and warranties shall expire. Any claim for indemnification with respect to any of such matters that is not asserted by a written notice that describes the claim and the underlying facts and the alleged Damages relating thereto and that is not given by the indemnified party to the indemnifying party by 5:00 p.m. (E.S.T) on the date specified in the schedule for the obligation in question may not be pursued and shall be irrevocably waived after such time. Any claim for which timely notice has been given shall survive until that claim is finally resolved. The covenants and agreements contained in this paragraph shall survive the Closing and remain in effect in accordance with their terms.

     15.03     Defense of Claims.  In the event that any legal proceedings shall
               ------------------
be instituted or that any claim or demand shall be asserted by any person in respect of which indemnification may be sought from the indemnifying party under the provisions of Sections 13 and 14 above, the indemnifying party shall have the right, at its option and at its own expense, to be represented by counsel of its choice and to assume the defense of, negotiate, settle or otherwise deal with any such legal proceeding, claim or demand; provided, however, that if the liability or obligation which is the subject matter of such claim shall arise out of a transaction or cover any period or periods where in the indemnified party shall be responsible for part of any such liability or obligation, then both parties jointly shall defend, contest, litigate, settle and otherwise deal with any such claims, each bearing its own expenses and each choosing its own counsel. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction, or a settlement shall have been consummated, or the parties shall have arrived at a mutually binding agreement with respect to any matter which is the subject matter of an indemnity, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by it with respect to such matter, and the indemnifying party shall pay all of the sums so owing, by certified or bank cashier's check, within thirty (30) days after the date of such notice. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such legal proceedings, claim or demand, and will not compromise or settle any such legal proceeding, claim or demand without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     15.04     Materiality.  For purposes of this Agreement, the words
               -----------
"material" or "materially adverse" or the like mean a misrepresentation, violation or other noncompliance, or an effect, loss, cost, expense or other damage as to particular matter or item, in excess of $5,000.

     15.05 Notwithstanding anything to the contrary set forth in this Agreement, the following provisions shall apply and prevail over any conflicting provisions of this Agreement:

          a. there are no warranties or representations made by either party to the other except as set forth in this Agreement;

          b. the indemnification rights and remedies set forth in this Agreement shall be the sole and exclusive rights and remedies of the parties hereto with respect to any breach of a representation, warranty or covenant contained herein;

          c. the liability of TTII to Lydall hereunder or otherwise, other than the Working Capital Adjustment, shall be limited to the then unpaid principal amount (plus accrued but unpaid interest) of the Indemnification Note referred to in Section 13.01 and TTII shall have no liability to Lydall, whether hereunder or otherwise, for an amount in excess of the then unpaid principal amount (plus accrued but unpaid interest) of the Indemnification Note referred to in Section 13.01;

     16.       MISCELLANEOUS

     16.01     Bulk Transfer Compliance. Lydall hereby waives compliance by TTII
               ------------------------
with the provisions of Article 6 of the Uniform Commercial Code Bulk Transfers Laws of any state, and TTII warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Lydall by reason of such non-compliance to the extent that such liabilities are not specifically assumed by Lydall under this Agreement. TTII hereby indemnifies and agrees to hold Lydall harmless from, against and in respect of (and shall on demand reimburse Lydall for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Lydall by reason of the failure of TTII to pay or discharge such claims;

     16.02     Successors and Assigns.  All the terms and provisions of this
               -----------------------
Agreement shall be binding upon, and inure to the benefit of, and be enforceable by, the respective successors and assigns of the parties, whether so expressed or not;

     16.03     Governing Law.  This Agreement is to be governed by and
               --------------
interpreted under the laws of the State of Delaware, without giving effect to the principles of conflicts of laws;

     16.04     Notices.  All notices, requests, consents and other
               --------
communications shall be in writing and shall be mailed first class, registered, with postage prepaid as follows:

If to TTII, addressed to:

     Edmund M. Dunn
     Mutual Industries, Inc.
     707 West Grange Street
     Philadelphia, PA  19120

     with a copy to:

     Frederick D. Lipman, Esquire
     Blank, Rome, Comisky and McCauley
     Four Penn Center Plaza
     Philadelphia, PA  19103-2599


If to Lydall, addressed to:

     James P. Carolan
     Division President

     Lydall New York, Inc.
     P.O. Box 328
     Troy, NY  12181

     with a copy to:

     Mary Tremblay
     General Counsel and Secretary
     Lydall, Inc.
     One Colonial Road
     Manchester, Connecticut  06040


or such other address as either party may request by notice given as aforesaid. Notice sent as provided shall be deemed filed on the date mailed;

     16.05     Payment of Expenses.  Except as set forth in Section 8.05, TTII
               --------------------
and Lydall shall each pay their own expenses, including without limitation, the disbursements and fees of all their respective attorneys, accountants, advisors, agents and other representatives incidental to the preparation and carrying out of this Agreement, whether or not the transactions contemplated are consummated;

     16.06     Entire Agreement; Amendment.  This Agreement (including the
               ----------------------------
Schedules and Exhibits), and all other agreements and documents executed in connection therewith constitute the entire agreement between the parties with respect to the sale of the business of TTII. This Agreement supersedes all prior agreements and/or understandings between the parties, including the non-binding letters of intent. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by both parties;

     16.07     Counterparts.  This Agreement including any amendments,
               -------------
alterations, and/or modifications may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument;

     16.08     Headings.  The headings contained in this Agreement have been
               ---------
inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions;

     16.09     Waiver.  The failure of any party to insist, in any one or more
               -------
instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect to the term, covenant or condition shall continue in full force and effect;
and

     16.10     Separability.  The provisions of this Agreement shall be deemed
               -------------
separable. Therefore, if any part of this Agreement is rendered void, invalid or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the whole Agreement to either Party.

     16.11     Disclosure Statement Regarding Schedules.  Disclosure of any
               -----------------------------------------
information in any Schedule or Exhibit hereto shall be deemed to be disclosure in all Schedules hereto and shall qualify and amplify each representation and warranty given herewith by TTII to the same extent as if specific reference were made to such Schedule or Exhibit in the warranty or representation.

     WITNESS the due execution of this Asset Purchase Agreement as of the date first above written.

                           TEXTILE TECHNOLOGIES INDUSTRIES, INC.

ATTEST:  Andrew C. Dunn    By:/s/ Edmund M. Dunn
       -----------------      -------------------
                               Edmund M. Dunn
                               Treasurer

                               and


ATTEST:  Edmund M. Dunn    By:/s/ Andrew C. Dunn
       ----------------       ------------------
                                Andrew C. Dunn
                                President


ATTEST:                    LYDALL NEW YORK, INC.


      Mary Tremblay        By /s/ James P. Carolan
   -------------------        ---------------------
                               James P. Carolan
                               Division President

                                 INDEX OF SCHEDULES
                                 ------------------



Schedule 1.02              Equipment and Personalty
Schedule 1.03              Contract Rights and Leases
Schedule 1.04              Prepaid Expenses
Schedule 1.05              Inventory
Schedule 1.06              Accounts Receivable
Schedule 1.10              Customer and Supplier List
Schedule 1.12              Order Backlog List
Schedule 2.07              Excluded Miscellaneous Assets
Schedule 3.02              Accrued Vacation
Schedule 3.03              Trade Payables
Schedule 8.02              Title to and Condition of the Assets
Schedule 8.04              Required Consents
Schedule 8.06              Financial Statements
Schedule 8.08              Litigation or Claims
Schedule 8.10              Changes
Schedule 8.11              Environmental Matters
Schedule 8.12              No Change in Business Relationships
Schedule 8.13              Employment Agreements
Schedule 8.14              Patents, Trademarks
Schedule 8.17              Licenses and Permits
Schedule 8.18              Absence of Undisclosed Liabilities
Schedule 8.19              Inventory
Schedule 8.20              Disputed Accounts Receivable
Schedule 8.23              ERISA and COBRA Compliance
Schedule 8.24              Product Liability
Schedule 8.27              Condition of Equipment and Real Estate
Schedule 15.02             Time Periods of Obligations Indemnified

                                 LIST OF EXHIBITS
                                 ----------------


Exhibit A1-7                           Covenants Not to Compete of TTII, Mutual
                                       Industries Inc. and certain individuals
                                       (4.01), (10.03)

Exhibit A-8                            Covenant Not to Compete
                                       (4.02) (11.03)

Exhibit B-1                            Promissory Note (5.02)

Exhibit B-2                            Stand-by Letter of Credit

Exhibit C                              Indemnification Note (5.02)

Exhibit D-1                            Bill of Sale (7.01)

Exhibit D-2                            Assignment of Trademarks       (7.01)

Exhibit D-3                            Assignment of Patent Applications (7.01)

Exhibit D-4                            Assumption of Liabilities (7.02)

Exhibit E                              Opinion of Counsel from Blank, Rome,
                                       Comisky and McCauley (10.04)

Exhibit F                              Opinion of Counsel from Murtha, Cullina,
                                       Richter and Pinney (11.03)

Exhibit G                              Employment Agreement for Andrew C. Dunn
                                       (11.04)

Exhibit H                              Mutual Confidentiality Agreement (12.04)